FINAL FOR RELEASE

Company Contact:	Marcey Becker SVP, Finance (203) 462-5809

Investor Relations:	Allison Malkin Integrated Corporate Relations (203) 682-8225

ELIZABETH ARDEN, INC. SETS DATE TO ANNOUNCE
FOURTH QUARTER AND FISCAL 2007 RESULTS

The Company Confirms its Previously Announced Guidance for Fiscal 2007

NEW YORK, August 8, 2007 -- Elizabeth Arden, Inc. (Nasdaq: RDEN), a global prestige beauty products company, invites investors to listen to a broadcast of the Company's conference call to discuss results for its fourth quarter and fiscal year ended June 30, 2007. The Company also announced that it confirms its previously announced guidance for fiscal 2007. The Company will provide fiscal 2008 guidance when it reports actual fourth quarter and fiscal 2007 results on August, 16, 2007.

The conference call will be broadcast live over the Internet on Thursday, August 16, 2007 at 4:30 p.m. (Eastern Time) and can be accessed by visiting the Company's website http://www.elizabetharden.com under the "EA Corporate" section. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's website until September 16, 2007.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance regarding net sales, earnings and cash flow from operations. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

*	our absence of contracts with customers or suppliers and our ability to maintain and develop relationships with customers and suppliers;

*	international and domestic economic and business changes that could impact consumer confidence and or our customers' operations;

*	the impact of competitive products and pricing;

*	risks of international operations, including foreign currency fluctuations, economic and political consequences of terrorist attacks and political instability in certain regions of the world;

*	unexpected factors affecting customer or consumer purchasing preferences and/or patterns;

*	our ability to successfully launch new products and implement our growth strategy;

*	the quality, safety and efficacy of our products;

*	the success or changes in the timing or scope of new product launches, advertising and merchandising programs;

*	our ability to successfully and cost-effectively integrate acquired businesses or new brands;

*	our substantial indebtedness, debt service obligations and restrictive covenants in our revolving credit facility and our indenture for our 7 3/4% senior subordinated notes;

*	our customers' financial condition;

*	our ability to access capital for acquisitions;

*	changes in product mix to less profitable products;

*	the retention and availability of key personnel;

*	the assumptions underlying our critical accounting estimates;

*

delays in shipments, inventory shortages and higher costs of production due to interruption of operations at key third party manufacturing or fulfillment facilities that manufacture or provide logistic services for the majority of our supply of certain products;

*	the loss of or disruption in our distribution facilities;

*	changes in the retail, fragrance and cosmetic industries, including the consolidation of retailers and the associated closing of retail doors as well as inventory control practices;

*	our ability to protect our intellectual property rights;

*	changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations or accounting standards; and

*	other unanticipated risks and uncertainties.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

About Elizabeth Arden:

Elizabeth Arden is a global prestige beauty products company with an impressive portfolio of prestige beauty brands. Our extensive portfolio of brands includes the fragrance brands of Elizabeth Arden: Red Door, Elizabeth Arden 5th Avenue, Elizabeth Arden green tea and Elizabeth Arden Mediterranean; the fragrance brands of Britney Spears: curious Britney Spears and fantasy Britney Spears; the Elizabeth Taylor collection: White Diamonds, a perennial top seller, and Elizabeth Taylor's Passion; the Mariah Carey fragrance M by Mariah Carey; the Hilary Duff fragrance with Love...Hilary Duff; the Danielle Steel fragrance Danielle by Danielle Steel; the classic fragrances: Design, Giorgio Beverly Hills, the Halston brands: Halston and Halston Z-14, White Shoulders and Wings; the men's fragrances: Daytona 500, GANT, Geoffrey Beene's Grey Flannel, the HUMMER™ Fragrance for Men and PS Fine Cologne for Men; and the designer fragrance brands of Alfred Sung, Badgley Mischka, Bob Mackie and Nanette Lepore; the Elizabeth Arden skin care lines, including Ceramide, Intervene and PREVAGE™ anti-aging treatment and the Elizabeth Arden color cosmetics line.